                                                                     EXHIBIT 4.1


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                             ANKER COAL GROUP, INC.,

                                                                  as Issuer


                                       and

                         THE GUARANTORS SIGNATORY HERETO

                               ------------------


                          9 3/4% SENIOR NOTES DUE 2007

                               ------------------


                                    INDENTURE

                         Dated as of September 25, 1997

                               ------------------


                              MARINE MIDLAND BANK,

                                                                  as Trustee

                               ------------------

================================================================================
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                             CROSS-REFERENCE TABLE*

      Trust Indenture                                          Indenture Section
        Act Section
310   (a)(1)...................................................             7.10
      (a)(2)...................................................             7.10
      (a)(3)...................................................             N.A.
      (a)(4)...................................................             N.A.
      (a)(5)...................................................             7.10
      (b)......................................................             7.10
      (c)......................................................             N.A.
311   (a)......................................................             7.11
      (b)......................................................             7.11
      (c)......................................................             N.A.
312   (a)......................................................              2.5
      (b)......................................................             11.3
      (c)......................................................             11.3
313   (a)......................................................              7.6
      (b)(1)...................................................             N.A.
      (b)(2)...................................................              7.7
      (c)......................................................        7.6; 11.2
      (d)......................................................              7.6
314   (a)......................................................        403; 11.2
      (b)......................................................             N.A.
      (c)(1)...................................................             11.4
      (c)(2)...................................................             11.4
      (c)(3)...................................................             N.A.
      (d)......................................................             N.A.
      (e)......................................................             11.5
      (f)......................................................             N.A.
315   (a)......................................................              7.1
      (b)......................................................        7.5; 11.2
      (c)......................................................              7.1
      (d)......................................................              7.1
      (e)......................................................             6.11
316   (a)(last sentence).......................................              2.9
      (a)(1)(A)................................................              6.5
      (a)(1)(B)................................................              6.4
      (a)(2)...................................................             N.A.
      (b)......................................................              6.7
      (c)......................................................             2.12
317   (a)(1)...................................................              6.8
      (a)(2)...................................................              6.9
      (b)......................................................              2.4
318   (a)......................................................             11.1
      (b)......................................................             N.A.
      (c)......................................................             11.1

N.A. means not applicable
*This Cross-Reference Table is not part of this Indenture.

                                TABLE OF CONTENTS

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1    Definitions.....................................................1
SECTION 1.2    Other Definitions..............................................18
SECTION 1.3    Incorporation by Reference of Trust Indenture Act..............18
SECTION 1.4    Rules of Construction..........................................19

                                   ARTICLE II

                                    THE NOTES

SECTION 2.1    Form and Dating................................................19
SECTION 2.2    Execution and Authentication...................................21
SECTION 2.3    Registrar and Paying Agent.....................................22
SECTION 2.4    Agent to Hold Money in Trust...................................22
SECTION 2.5    Holder Lists...................................................22
SECTION 2.6    Transfer and Exchange..........................................23
SECTION 2.7    Replacement Notes..............................................37
SECTION 2.8    Outstanding Notes..............................................37
SECTION 2.9    Treasury Notes.................................................37
SECTION 2.10   Temporary Notes................................................38
SECTION 2.11   Cancellation...................................................38
SECTION 2.12   Defaulted Interest.............................................38
SECTION 2.13   CUSIP Numbers..................................................39
SECTION 2.14   Record Date....................................................39

                                   ARTICLE III

                            REDEMPTION AND PREPAYMENT

SECTION 3.1    Notices to Trustee.............................................39
SECTION 3.2    Selection of Notes to be Redeemed..............................39
SECTION 3.3    Notice of Redemption...........................................40
SECTION 3.4    Effect of Notice of Redemption.................................41
SECTION 3.5    Deposit of Redemption Price....................................41
SECTION 3.6    Notes Redeemed in Part.........................................41
SECTION 3.7    Optional Redemption............................................42
SECTION 3.8    Mandatory Redemption...........................................42
SECTION 3.9    Offer to Purchase by Application of Excess Proceeds............42

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                                   ARTICLE IV

                                    COVENANTS

SECTION 4.1    Payment of Notes...............................................44
SECTION 4.2    Maintenance of Office or Agency................................45
SECTION 4.3    Reports........................................................45
SECTION 4.4    Compliance Certificate.........................................46
SECTION 4.5    Taxes..........................................................46
SECTION 4.6    Stay, Extension and Usury Laws.................................46
SECTION 4.7    Limitation on Restricted Payments..............................47
SECTION 4.8    Dividend and Other Payment Restrictions Affecting
                 Subsidiaries.................................................50
SECTION 4.9    Incurrence of Indebtedness and Issuance of Disqualified
                 Stock........................................................51
SECTION 4.10   Asset Sales....................................................53
SECTION 4.11   Transactions with Affiliates...................................54
SECTION 4.12   Liens..........................................................55
SECTION 4.13   Business Activities............................................55
SECTION 4.14   Corporate Existence............................................55
SECTION 4.15   Offer to Repurchase upon Change of Control.....................55
SECTION 4.16   Payments for Consent...........................................56
SECTION 4.17   Additional Subsidiary Guarantees...............................56

                                    ARTICLE V

                                   SUCCESSORS

SECTION 5.1    Merger, Consolidation, or Sale of Assets.......................57
SECTION 5.2    Successor Corporation Substituted..............................57

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

SECTION 6.1    Events of Default..............................................58
SECTION 6.2    Acceleration...................................................60
SECTION 6.3    Other Remedies.................................................60
SECTION 6.4    Waiver of Past Defaults........................................60
SECTION 6.5    Control by Majority............................................61
SECTION 6.6    Limitation on Suits............................................61
SECTION 6.7    Rights of Holders of Notes to Receive Payment..................61
SECTION 6.8    Collection Suit by Trustee.....................................61
SECTION 6.9    Trustee May File Proofs of Claim...............................62
SECTION 6.10   Priorities.....................................................62

SECTION 6.11   Undertaking for Costs..........................................63

                                   ARTICLE VII

                                     TRUSTEE

SECTION 7.1    Duties of Trustee..............................................63
SECTION 7.2    Rights of Trustee..............................................64
SECTION 7.3    Individual Rights of Trustee...................................65
SECTION 7.4    Trustee's Disclaimer...........................................65
SECTION 7.5    Notice of Defaults.............................................66
SECTION 7.6    Reports by Trustee to Holders of the Notes.....................66
SECTION 7.7    Compensation and Indemnity.....................................66
SECTION 7.8    Replacement of Trustee.........................................67
SECTION 7.9    Successor Trustee by Merger, Etc...............................68
SECTION 7.10   Eligibility; Disqualification..................................68
SECTION 7.11   Preferential Collection of Claims against Company..............68

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1    Option to Effect Legal Defeasance or Covenant Defeasance.......69
SECTION 8.2    Legal Defeasance and Discharge.................................69
SECTION 8.3    Covenant Defeasance............................................69
SECTION 8.4    Conditions to Legal or Covenant Defeasance.....................70
SECTION 8.5    Deposited Money and Government Securities to be Held
                 in Trust; Other Miscellaneous Provisions.....................71
SECTION 8.6    Repayment to Company...........................................72
SECTION 8.7    Reinstatement..................................................72

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1    Without Consent of Holders of Notes............................73
SECTION 9.2    With Consent of Holders of Notes...............................73
SECTION 9.3    Compliance with Trust Indenture Act............................75
SECTION 9.4    Revocation and Effect of Consents..............................75
SECTION 9.5    Notation or Exchange of Notes..................................75
SECTION 9.6    Trustee to Sign Amendments, Etc................................76

                                    ARTICLE X

                              SUBSIDIARY GUARANTEES

SECTION 10.1   Guarantees.....................................................76
SECTION 10.2   Limitation of Guarantor's Liability............................77
SECTION 10.3   Execution and Delivery of Subsidiary Guarantees................77
SECTION 10.4   Guarantors May Consolidate, Etc, on Certain Terms..............78
SECTION 10.5   Releases Following Sale of Assets..............................79
SECTION 10.6   "Trustee" to Include Paying Agent..............................80

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1   Trust Indenture Act Controls...................................80
SECTION 11.2   Notices........................................................80
SECTION 11.3   Communication by Holders of Notes with Other Holders
                 of Notes.....................................................81
SECTION 11.4   Certificate and Opinion as to Conditions Precedent.............81
SECTION 11.5   Statements Required in Certificate or Opinion..................82
SECTION 11.6   Rules by Trustee and Agents....................................82
SECTION 11.7   No Personal Liability of Directors, Officers, Employees and
               Stockholders...................................................82
SECTION 11.8   Governing Law..................................................83
SECTION 11.9   No Adverse Interpretation of Other Agreements..................83
SECTION 11.10  Successors.....................................................83
SECTION 11.11  Severability...................................................83
SECTION 11.12  Counterpart Originals..........................................83
SECTION 11.13  Table of Contents, Headings, Etc...............................83

                                    SCHEDULES

Schedule A     GUARANTORS
                                    EXHIBITS

Exhibit A-1    FORM OF NOTE

Exhibit A-2    FORM OF REGULATION S TEMPORARY GLOBAL NOTE

Exhibit B      FORM OF CERTIFICATE OF TRANSFER

Exhibit C      FORM OF CERTIFICATE OF EXCHANGE

Exhibit D      FORM OF SUBSIDIARY GUARANTY

      INDENTURE dated as of September 25, 1997 among Anker Coal Group, Inc., a Delaware corporation (the "Company"), the entities listed on Schedule A hereto (each a "Guarantor" and collectively, the "Guarantors"), and Marine Midland Bank, a New York banking corporation and trust company, as trustee (the "Trustee").

      The Company, the Guarantors, and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9 3/4% Series A Senior Notes due 2007 (the "Series A Notes") and the 9 3/4% Series B Senior Notes due 2007 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions.

      "144A Global Note" means the Global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

      "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

      "Agent" means any Registrar, Paying Agent or co-registrar.

      "Amended and Restated Revolving Credit Facility" means that certain credit facility to be entered into on or prior to the Issue Date by and among the Company and The Chase Manhattan Bank, as agent, and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments, agreements executed in connection therewith, and in each case as amended, extended, modified, renewed, refunded, replaced or refinanced from time to time.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel Bank that apply to such transfer or exchange.

      "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of (A) a sale and leaseback or (B) a Contract Settlement) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 hereof and/or the provisions of Article V hereof and not by Section 4.10 hereof, and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions that have a fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million or for net cash proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Guarantor or by a Guarantor to the Company or to another Guarantor,
(ii) an issuance of Equity Interests by a Guarantor to the Company or to another Guarantor, (iii) a Restricted Payment that is permitted by Section 4.7 hereof,
(iv) a disposition of Cash Equivalents, (v) a disposition in the ordinary course of business of either obsolete equipment or equipment otherwise no longer useful in the business, (vi) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, and (vii) any sale and leaseback of an asset within 90 days after the completion of construction or acquisition of such asset shall not be considered an Asset Sale.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

      "Business Day" means any day other than a Legal Holiday.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the full faith and credit of the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Amended and Restated Revolving Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P") and in each case maturing within six months after the date of acquisition, (vi) investment funds investing substantially all of their assets in securities of the types described in clauses (i)-(v) above and (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P.

      "Cedel Bank" means Cedel Bank, societe anonyme.

      "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than to the Permitted Holders, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the Voting Stock of the Company (measured by voting power rather than number of shares), (iv) at any time during any period of 12 consecutive months, the individuals who at the beginning of any such 12-month period were Continuing Directors cease to constitute a majority of the members of the Board of Directors of the Company or (v) the Company consolidates with, or merges with or into, any Person, other than the Permitted Holders, or any Person, other than the Permitted Holders, consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee person (immediately after giving effect to such issuance).

      "Coal Acquisition Preferred Stock" means preferred stock which (i) is issued to a seller of coal properties or assets or the entire equity interest in a Person owning such properties or assets, as part of the consideration or financing of the acquisition thereof and (ii) provides for the payment of dividends in an amount not to exceed a percentage of the revenues from coal production of the properties or assets referred to in clause (i), which percentage is determined in good faith by the Board of Directors of the Company to yield, together with any other consideration paid by the Company therefor an aggregate purchase price that is fair to the Company. For purposes of this Indenture, the Company's Class C Preferred Stock, par value $13,000 per share, and Class D Preferred Stock, par value $7,000 per share, each as in effect on the Issue Date, are each Coal Acquisition Preferred Stock.

      "Company" means Anker Coal Group, Inc., a Delaware corporation, and any and all successors thereto.

      "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, depletion and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash revenues increasing such Consolidated Net Income for such period (excluding any non-cash income to the extent it represents an accrual of cash revenues in any future period), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders unless waived), (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) any net after-tax extraordinary gains or losses shall be excluded.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      "Contract Settlement" means the termination (direct or indirect, in one transaction or a series of transactions), for which the Company or any of its Restricted Subsidiaries receives any cash consideration, of any agreement under which the Company or any of its Restricted Subsidiaries is to sell coal.

      "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Company.

      "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the Amended and Restated Revolving Credit Facility) or commercial paper facilities with banks or other institution lenders providing for revolving credit loans, term loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Equity Offering" means any public or private offering of common stock by the Company other than (i) issuances of Disqualified Stock, (ii) issuances in payment of or to finance the purchase price of an acquisition or (iii) issuances of common stock pursuant to employee benefit plans of the Company or otherwise as compensation to employees of the Company.

      "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to
Section 2.6(f).

      "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

      "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

      "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Amended and Restated Revolving Credit Facility) in existence on the date of this Indenture, until such amounts are repaid.

      "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or banker's acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local effective tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.


      "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio for the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above,
(i) acquisitions and Investments that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

      "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a state thereof or the District of Columbia and with respect to which more than 80% of any of its sales, earnings or assets (determined on a consolidated basis in accordance with GAAP) are located in, generated from or derived from operations located in territories outside the United States of America and jurisdictions outside the United States of America.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

      "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A-1 hereto issued in accordance with Section 2.1, 2.6(b), 2.6(d) or 2.6(f) hereof.

      "Global Note Legend" means the legend set forth in Section 2.6(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

      "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

      "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      "Guarantor Senior Indebtedness" means all Indebtedness of a Guarantor other than Guarantor Subordinated Indebtedness.

      "Guarantor Subordinated Indebtedness" means all Indebtedness of a Guarantor that is subordinated in right of payment to the Guarantee of such Guarantor.

      "Guarantors" means each of the Subsidiaries of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

      "Hedging Obligations" means with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements with respect to Indebtedness that is permitted by the terms of this Indenture and (ii) other agreements or arrangements designed to protect such Person against fluctuation in interest rates or the value of foreign currencies purchased or received by such Person in the ordinary course of business.

      "Holder" means a Person in whose name a Note is registered.

      "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit or reimbursement agreements in respect thereof (other than letters of credit securing obligations not constituting Indebtedness that are issued in the ordinary course of business by a Person to the extent not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be
(i) the accreted value thereof, in the case of any Indebtedness that does not require current payment of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of national standing, which does not have any financial interest in the Affiliate Transaction upon which it is opining.

      "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or such other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.7 hereof.

      "Issue Date" means the date on which the Series A Notes are originally issued.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

      "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any extraordinary gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or
(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss); provided, further, that in determining Consolidated Net Income for the purpose of Section 4.7 hereof only, items (i) and (ii) shall not be so excluded.

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), or, in the case of a Contract Settlement, 65% of such aggregate cash proceeds, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sale commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Credit Facilities) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), as reflected in the express terms of the instrument governing such Indebtedness, or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

      "Non-U.S. Person" means a person who is not a U.S. Person.

      "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

      "Notes" has the meaning assigned to it in the preamble to this Indenture.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Offering" means the Offering of the Notes by the Company.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person, or any Guarantor, as applicable.

      "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements of Section 11.5 hereof.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.5 hereof. The counsel may be an employee of or counsel to the Company (or any Guarantor, if applicable), any Subsidiary of the Company or the Trustee.

      "Participant" means, with respect to DTC, Euroclear or Cedel Bank, a Person who has an account with DTC, Euroclear or Cedel Bank, respectively (and, with respect to DTC, shall include Euroclear and Cedel Bank).

      "Permitted Business" means coal producing, coal mining, coal brokering or mine development, or any business that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto (including ash disposal and/or environmental remediation).

      "Permitted Holders" means First Reserve Corporation, Anker Holding B.V., John J. Faltis, P. Bruce Sparks and any of their respective Affiliates.

      "Permitted Investments" means (i) any Investment in the Company or in a Guarantor; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any Guarantor in a Person, if as a result of such Investment (a) such Person becomes a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Guarantor; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;
(v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (vi) any Investment existing on the Issue Date; (vii) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of the transfer of title with respect to any secured investment in default as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to such secured Investment; (viii) Hedging Obligations permitted under Section 4.9 hereof; (ix) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business; (x) any guarantees permitted to be made pursuant to Section
4.9 hereof; and (xi) other Investments in any Person (including, without limitation, Investments in Unrestricted Subsidiaries) primarily engaged in a Permitted Business having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (xi) that are at the time outstanding, not to exceed $10.0 million.

      "Permitted Liens" means (i) Liens on assets of the Company or any of its Subsidiaries securing Senior Indebtedness that was permitted by the terms of this Indenture to be incurred (including pursuant to the Credit Facilities);
(ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory or regulatory obligations, leases, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of
Section 4.9 hereof covering only the assets acquired with such Indebtedness;
(vii) Liens existing on the date of this Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary;
(x) Liens on assets of Unrestricted Subsidiaries that secure Non- Recourse Debt of Unrestricted Subsidiaries; and (xi) Liens on assets of Guarantors to secure Guarantor Senior Indebtedness of such Guarantors that was permitted by this Indenture to be incurred.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the holders thereof); (ii) such Permitted Refinancing Indebtedness has a final maturity date at or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

      "Private Placement Legend" means the legend set forth in Section 2.6(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "RSTD Global Note" means the Global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes transferred or exchanged by the Company or any of its Subsidiaries, pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of September 25, 1997, by and among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

      "Regulation S" means Regulation S promulgated under the Securities Act.

      "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

      "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

      "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A-2 hereto bearing the Global Note Legend, the Private Placement Legend and the legend set forth in Section 2.6(g)(iii) hereto, and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

      "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

      "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

      "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Period" means the 40-day restricted period as defined in Regulation S.

      "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Notwithstanding the definition of "Subsidiary" herein, Sycamore Group, L.L.C. shall be deemed to be a Restricted Subsidiary on the Issue Date for all purposes hereunder; except that such entity shall not be required to be a Guarantor of the Senior Notes pursuant to the covenant entitled "Additional Subsidiary Guarantees" until such time as it satisfies the first sentence of this definition of "Restricted Subsidiary."

      "Rule 144" means Rule 144 promulgated under the Securities Act.

      "Rule 144A" means Rule 144A promulgated under the Securities Act.

      "Rule 903" means Rule 903 promulgated under the Securities Act.

      "Rule 904" means Rule 904 promulgated under the Securities Act.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Indebtedness" means all Indebtedness of the Company other than Subordinated Indebtedness.

      "Series A Notes" has the meaning assigned to it in the preamble to this Indenture.

      "Series B Notes" has the meaning assigned to it in the preamble to this Indenture.

      "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subordinated Indebtedness" means all Indebtedness of the Company that is subordinated in right of payment to the Notes.

      "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

      "Subsidiary Guarantee" means, individually and collectively, the Guarantees given by the Guarantors pursuant to Article X hereof, including a notation in the Notes substantially in the form attached hereto as Exhibit D.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.3 hereof.

      "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

      "Unrestricted Global Note" means a permanent Global Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, but does not bear the Private Placement Legend.

      "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.7 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing conditions as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.9 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.9 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

      "U.S. Person" means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settler, if the trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated and owned, by "accredited investors" within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. Person" shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in
Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

      "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

      "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly

Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

      "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.2 Other Definitions.

                           Term                                   Defined In
                                                                    Section

      "Affiliate Transaction"..................................      4.11
      "Asset Sale Offer".......................................       3.9
      "Change of Control Offer"................................      4.15
      "Change of Control Payment"..............................      4.15
      "Change of Control Payment Date".........................      4.15
      "Class A Preferred Stock"................................       4.7
      "Covenant Defeasance"....................................       8.3
      "DTC"....................................................       2.3
      "Event of Default".......................................       6.1
      "Excess Proceeds"........................................      4.10
      "incur"..................................................       4.9
      "Legal Defeasance".......................................       8.2
      "Offer Amount"...........................................       3.9
      "Offer Period"...........................................       3.9
      "Paying Agent"...........................................       2.3
      "Payment Default"........................................       6.1
      "Permitted Debt".........................................       4.9
      "Purchase Date"..........................................       3.9
      "Registrar"..............................................       2.3
      "Restricted Payments"....................................       4.7
      "Registrar"..............................................       2.3

SECTION 1.3 Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes and the Subsidiary Guarantees;

      "indenture security Holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee;

      "obligor" on the Notes means the Company or any Guarantor and any successor obligor upon Notes.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4 Rules of Construction.

      Unless the context otherwise requires:

            (a) a term has the meaning assigned to it;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (c) "or" is not exclusive;

            (d) words in the singular include the plural, and in the plural include the singular;

            (e) provisions apply to successive events and transactions; and

            (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II

                                    THE NOTES

SECTION 2.1 Form and Dating.

      The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 or Exhibit A-2 hereto. The notation on each Note relating to the Subsidiary Guarantees shall be substantially in the form set forth on Exhibit D, which is a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, or usage, as designated by the Company. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Notes (including the Subsidiary Guarantees) shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      Notes issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend and the "Schedule of Exchanges in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof. Notes offered and sold to QIBs shall be issued initially in the form of one or more Global Notes, which shall be deposited with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to the accounts of DTC's participants.

      Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Within a reasonable time after expiration of the Restricted Period the Regulation S Temporary Global Notes will be exchanged for the Regulation S Permanent Global Notes upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or a RSTD Global Note bearing a Private Placement Legend, all as contemplated by Section 2.6(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following such period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

      The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by the agent members through Euroclear or Cedel Bank.

SECTION 2.2 Execution and Authentication.

      One Officer shall sign the Notes for the Company by manual or facsimile signature, which signature shall be attested to by the secretary or an assistant secretary of the Company. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

      If an Officer whose signature is on a Note no longer holds that office at the time such Note is authenticated, the Note shall nevertheless be valid.

      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall, upon a written order of the Company signed by two Officers, authenticate the Series A Notes, with the Subsidiary Guarantees endorsed thereon, for original issue up to $125,000,000 in aggregate principal amount and shall authenticate the Series B Notes for original issue up to $125,000,000; provided that the Series B Notes shall be issuable only upon the valid surrender for cancellation of Series A Notes of a like aggregate principal amount. The aggregate principal amount of Notes outstanding at any time may not exceed $125,000,000 except as provided in Section 2.7 hereof.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

      Securities shall be issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

SECTION 2.3 Registrar and Paying Agent.

      The Company and the Guarantors shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes are to be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of the Guarantors may act as Paying Agent or Registrar.

      The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

      The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes, and by its signature hereto, the Trustee agrees to so act.

      The Trustee is authorized to enter into a letter of representations with DTC in the form provided to the Trustee by the Company and to act in accordance with such letter.

SECTION 2.4 Agent to Hold Money in Trust.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company or the Guarantors in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Guarantor) shall have no further liability for the money. If the Company or a Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5 Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company and/or the Guarantors shall furnish to the Trustee at least three Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company and the Guarantors shall otherwise comply with TIA ss. 312(a).

SECTION 2.6 Transfer and Exchange.

            (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and
(y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903 under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, the Company will notify the Trustee in writing that Definitive Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) shall be issued in such names as the Depositary and the participants shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.7 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.6(b), (c) or (f) hereof.

            (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as subparagraph (iii) or (iv), as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903 under the Securities Act; provided, further, that in no event shall an Indirect Participant who holds a beneficial interest in the Regulation S Temporary Global Note transfer or exchange such interest to a
      U. S. Person who takes delivery in the form of an interest in U. S. Global Notes prior to the satisfaction of clauses (x) and (y) in the immediately preceding proviso. Upon an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to
      Section 2.6(h) hereof.

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a
            beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 1 thereof;

                  (B) if the transferee will take delivery in the form of a
            beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 2 thereof; and

                  (C) if the transferee will take delivery in the form of a
            beneficial interest in the RSTD Global Note, then the transferor must deliver (x) a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item 3 thereof, if applicable.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (ii) above and:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Restricted
            Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 1(a) thereof;

                        (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item 4 thereof; and

                        (3) in each such case set forth in this subparagraph
                  (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

      If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with
Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph
(B) or (D) above.

      Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

            (c) Transfer or Exchange of Beneficial Interests for Definitive
Notes.

                  (i) If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange, such beneficial interest for a Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 2(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 1 thereof;

                  (C) if such beneficial interest is being transferred to a
            Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 2 thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(a) thereof;

                  (E) if such beneficial interest is being transferred to the
            Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(b) thereof; or

                  (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(c) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Notwithstanding Sections 2.6(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be
      (A) exchanged for a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the conditions set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (iii) Notwithstanding 2.6(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Restricted
            Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 1(b) thereof;

                        (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item 4 thereof; and

                        (3) in each such case set forth in this subparagraph
                  (D), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

                  (iv) If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Definitive Note bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Note bearing the Private Placement Legend.

            (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (i) if any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 2(b) thereof;

                  (B) if such Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 1 thereof;

                  (C) if such Definitive Note is being transferred to a Non-U.S.
            Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 2 thereof;

                  (D) if such Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(a) thereof;

                  (E) if such Definitive Note is being transferred to the
            Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(b) thereof; or

                  (F) if such Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(c) thereof,

the Trustee shall cancel the Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the RSTD Global Note.

                  (ii) A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Restricted
            Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the Holder of such Definitive Notes proposes to
                  exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in
                  Item 1(c) thereof;

                        (2) if the Holder of such Definitive Notes proposes to
                  transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item 4 thereof, and

                        (3) in each such case set forth in this subparagraph
                  (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

      Upon satisfaction of the conditions of any of the subparagraphs in this
      Section 2.6(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

      If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with
Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs
(ii)(B), (ii)(D) or (iii) above.

            (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present on surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.6(e).

                  (i) Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 1 thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule
            904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 2 thereof; and

                  (C) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item 3 thereof, if applicable.

                  (ii) Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Restricted
            Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the Holder of such Restricted Definitive Notes
                  proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 1(a) thereof,

                        (2) if the Holder of such Restricted Definitive Notes
                  proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item 4 thereof, and

                        (3) in each such case set forth in this subparagraph
                  (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

                  (iii) A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

            (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 and Officers' Certificate, the Trustee shall authenticate (i) one or more Unrestricted Global Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by persons that are not (x) broker-dealers, (y) Persons participating in the distribution of the Series B Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and (ii) Definitive Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by persons that are not (x) broker-dealers, (y) persons participating in the distribution of the Series B Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

            (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i) Private Placement Legend.

                        (A) Except as permitted by subparagraph (B) below, each
                  Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

      "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS ACQUIRING THIS
      NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES

      ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR ANY INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTIONS" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS
      NOTE IN VIOLATION OF THE FOREGOING."

                        (B) Notwithstanding the foregoing, any Global Note or
                  Definitive Note issued pursuant to subparagraphs (b)(iv),
                  (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
                  to this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

      UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A NOTE IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

      "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

            (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

            (i) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes (in each case, accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.10, 4.15 and 9.5 hereof).

                  (iii) The Registrar shall not be required (A) to register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (iv) All Global Notes and Definitive Notes (in each case, accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption and ending at the close of business on the day of such mailing,
      (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, Liquidated Damages, if any, and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes (in each case, accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) in accordance with the provisions of Section 2.2 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section
      2.6 to effect a transfer or exchange may be submitted by facsimile, provided original copies are promptly sent to the Registrar.

                  (ix) Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

                  (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7 Replacement Notes.

      If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Guarantors, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Company and the Guarantors and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8 Outstanding Notes.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds such Note.

      If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

      If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, a Subsidiary or an Affiliate, of any thereof) holds, on a redemption date or maturity date, money sufficient to pay all of the principal, Liquidated Damages, if any, and interest and premium, if any, due on the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9 Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, by any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10 Temporary Notes.

      Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) in exchange for temporary Notes.

      Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11 Cancellation.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange
Act). Certification of the destruction of all Notes shall be delivered to the Company. Subject to Section 2.7 hereof, the Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12 Defaulted Interest.

      If either the Company or any Guarantor defaults in a payment of interest on the Notes, it or they (to the extent of their obligations under the Subsidiary Guarantees) shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. Such defaulted interest, and the interest thereon, may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below.

                  (i) The Company shall notify the Trustee in writing of the amount of defaulted interest, plus interest payable thereon, proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid; or

                  (ii) The Company may make payment on any defaulted interest and on the interest thereon in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

SECTION 2.13 CUSIP Numbers.

      The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

SECTION 2.14 Record Date.

      The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA ss. 316(c).

                                   ARTICLE III

                            REDEMPTION AND PREPAYMENT

SECTION 3.1 Notices to Trustee.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.2 Selection of Notes to be Redeemed.

      If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis.

      The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.3 Notice of Redemption.

      Subject to the provisions of Section 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

      The notice shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:

            (a) the redemption date;

            (b) the redemption price;

            (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

            (d) the name and address of the Paying Agent;

            (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

            (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4 Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. If a redemption date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such redemption date to the next succeeding Business Day.

SECTION 3.5 Deposit of Redemption Price.

      On or prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, Liquidated Damages, if any, and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

      If the Company complies with the provisions of the preceding paragraph and payment of the Notes called for redemption is not otherwise prohibited or prevented, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof

SECTION 3.6 Notes Redeemed in Part.

      Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7 Optional Redemption.

            (a) The Notes will not be redeemable at the Company's option prior to October 1, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

      Year                                                         Percentage

      2002..............................................            104.875%
      2003..............................................            103.250%
      2004..............................................            101.625%
      2005 and thereafter...............................            100.000%

            (b) Notwithstanding the foregoing, at any time on or prior to October 1, 2000, the Company may (but shall not have the obligation to) redeem, on one or more occasions, up to an aggregate of 35% of the aggregate principal amount of Notes originally issued at a redemption price equal to 109.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes originally issued remain outstanding immediately after the occurrence of such redemption; and provided further, that such redemption shall occur within 45 days of the date of the closing of such Equity Offering.

            (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

SECTION 3.8 Mandatory Redemption.

      Except as set forth below under Sections 4.10 and 4.15, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.9 Offer to Purchase by Application of Excess Proceeds.

      In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

      The Asset Sale offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

      Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

            (a) that the Asset Sale offer is being made pursuant to this Section
3.9 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

            (b) the Offer Amount, the purchase price and the Purchase Date;

            (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

            (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on or after the Purchase Date;

            (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

            (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

            (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

            (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis

(with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

            (i) that Holders whose Notes were purchased only in part shall be issued new Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).


      On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.9. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note (in each case, accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors), and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.



      Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Section
3.1 through 3.6 hereof.


                                   ARTICLE IV

                                    COVENANTS

SECTION 4.1 Payment of Notes.

      The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or any Guarantor thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate borne by the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2 Maintenance of Office or Agency.

      The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company or the Guarantors in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

SECTION 4.3 Reports.

      Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes
(i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods set forth in the SEC's rules and regulations. In addition, whether or not required by the rules and regulations of the SEC, at any time after the effectiveness of the Exchange Offer contemplated by the Registration Rights Agreement, the Company shall file a copy of such information and report with the SEC for public availability within the time periods set forth in the SEC's rules and regulations (unless the SEC will not accept such a filing). In addition, until the effectiveness of the registration statement relating to the Exchange Offer pursuant to the Registration Rights Agreement, the Company and the Guarantors shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.4 Compliance Certificate.

            (a) The Company and the Guarantors shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company or such Guarantor, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture and the Subsidiary Guarantees, respectively, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company or such Guarantor, as the case may be, is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto.

            (b) The year-end financial statements delivered pursuant to Section 4.3(a) above shall be accompanied by a written report of the Company's independent public accountants (who shall be a firm of established national reputation) that shall not be qualified by any reference to any violation by the Company of any provisions of Article IV or Article V hereof.

            (c) Each of the Company and the Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company or any Guarantor becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5 Taxes.

      The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.6 Stay, Extension and Usury Laws.

      Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, Liquidated Damages, if any, premium, if any, or interest on the Notes or any amounts due under the Guarantees as contemplated herein; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7 Limitation on Restricted Payments.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any dividend or distribution in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a scheduled repayment of principal or a payment of principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

            (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

            (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof; and

            (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x)) is less than the sum (without duplication) of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds and the fair market value of marketable securities (as determined in good faith by the Company) received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Company, other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock, in each case pursuant to the terms of such securities, and other than Equity Interests to the extent the cash proceeds of which have been applied to the making of Restricted Payments by virtue of clause (v)(A) of the next succeeding paragraph), plus
(iii) 100% of the aggregate net cash proceeds and the fair market value of marketable securities (as determined in good faith by the Company) received by the Company as an equity contribution from a holder or holders of Equity Interests of the Company (other than Disqualified Stock), plus (iv) to the extent that any Restricted Investment that was made after the date of this Indenture is sold or otherwise liquidated or repaid, the aggregate amount of cash and the fair market value of marketable securities (as determined in good faith by the Company), received as the return of capital with respect to such Restricted Investment (less the cost of disposition, if any), plus (v) the amount resulting from redesignations of Unrestricted Subsidiaries, such amount not to exceed the amount of Investments made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary since the date of this Indenture that was treated as a Restricted Payment under this Indenture, plus (vi) the amount of the net reduction in Investments in Unrestricted Subsidiaries resulting from the payment of cash dividends received by the Company or any Restricted Subsidiary of the Company from such Unrestricted Subsidiaries, plus (vii) $5.0 million.

      The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Company held by any future, present or former employee or director of the Company or any of the Company's Restricted Subsidiaries or the estate, heirs or legatees of, or any entity controlled by, any such employee or director, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement in connection with the termination of such person's employment for any reason (including by reason of death or disability); provided, however, that the aggregate Restricted Payments made under this clause (v) does not exceed in any calendar year $2.5 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $7.5 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Company from the sale of Equity Interests of the Company to members of management or directors of the Company and its Restricted Subsidiaries that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of the preceding paragraph (c)), plus
(B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date, less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this subparagraph (v); (vi) so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of dividends to the extent permitted thereby on, and the making of scheduled mandatory redemptions commencing on May 31, 2006 of, the Company's Class A Preferred Stock, par value $2,500 per share (the "Class A Preferred Stock"), in accordance with the terms thereof as in effect on the Issue Date; (vii) in the event of a Change in Control under this Indenture, the making of mandatory redemptions on the Company's Class A Preferred Stock and the Company's Class B Preferred Stock, par value $1,000 per share, in each case in accordance with the terms of the change of control provisions thereof as in effect on the Issue Date; provided, however, that (A) no such redemption shall be made until after the applicable Change of Control Payment Date and (B) on the applicable Change of Control Payment Date no restrictions shall exist on the repurchase of Notes pursuant to a Change of Control Offer; (viii) the declaration and payment of dividends on, and the making of scheduled mandatory redemptions of, the Company's Coal Acquisition Preferred Stock in accordance with the terms thereof; (ix) so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of dividends to holders of any such class or series of Disqualified Stock of the Company issued in accordance with Section 4.9 hereof; (x) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; and (xi) so long as no Default or Event of Default shall have occurred and be continuing, the payment of dividends on the Company's Common Stock, following the first public offering of the Company's Common Stock after the Issue Date, of up to 6% per annum of the net proceeds received by the Company in such public offering, other than public offerings with respect to the Company's Common Stock registered on Form S-8 in connection with employee benefit plans or Form S-4 in connection with an acquisition.

      The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation is permitted by this covenant and otherwise would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this
Section 4.7. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

      The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be based on the good faith determination of the Board of Directors. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed.

SECTION 4.8 Dividend and Other Payment Restrictions Affecting Subsidiaries.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) the Amended and Restated Revolving Credit Facility as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Amended and Restated Revolving Credit Facility as in effect on the date of this Indenture, (c) this Indenture and the Notes, (d) applicable law, rules or regulations, or any order or ruling by a governmental authority, (e) any instrument of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (but not created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (f) customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar agreements entered into or acquired in the ordinary course of business, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) on the property so acquired, (h) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (i) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (j) customary provisions in joint venture agreements at the time of creation of such joint venture and other similar agreements entered into in the ordinary course of business; and (k) any encumbrances or restrictions of the type referred to in clauses (i), (ii) and
(iii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (j) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.9 Incurrence of Indebtedness and Issuance of Disqualified Stock.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and shall not, and shall not permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock; provided, however, that the Company or any Guarantor may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1, if such incurrence or issuance is on or prior to the second anniversary of the Issue Date or 2.25 to 1, if such incurrence or issuance is thereafter, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

      Neither the Company nor any Guarantor shall incur any Indebtedness (other than Existing Indebtedness) that is contractually subordinated to any other Indebtedness of the Company or such Guarantor, respectively, unless such Indebtedness is also contractually subordinated to the Notes or the Subsidiary Guarantee of such Guarantor, respectively, on substantially identical terms; provided, however, that no Indebtedness of the Company or any Guarantor shall be deemed to be contractually subordinated to any other Indebtedness of the Company or such Guarantor, respectively, solely by virtue of being unsecured.

      The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (i) the incurrence by the Company (and the guarantee thereof by Guarantors) of Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) under all Credit Facilities; provided that the aggregate principal amount of all Indebtedness and letters of credit outstanding under all Credit Facilities after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), does not exceed an amount equal to the greater of (A) $40.0 million and (B) the amount permitted by the terms thereof to be borrowed thereunder up to a maximum of $75.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to repay any such Indebtedness (or any such Permitted Refinancing Indebtedness) pursuant to Section 4.10 hereof;

                  (ii) the incurrence by the Company and the Guarantors of Existing Indebtedness;

                  (iii) the incurrence by the Company of Indebtedness represented by the Notes and the incurrence by the Guarantors of the Subsidiary Guarantees;

                  (iv) the incurrence by the Company or any of the Guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price, lease or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Guarantor, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

                  (v) the incurrence by the Company or any of the Guarantors of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinancing or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred;

                  (vi) the incurrence by the Company or any of the Guarantors of intercompany Indebtedness between or among the Company and any of the Guarantors; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Guarantor and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Guarantor, as the case may be;

                  (vii) incurrence by the Company or any of the Guarantors of Hedging Obligations;

                  (viii) Indebtedness incurred in respect of performance, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;


                  (ix) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;


                  (x) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor of the Company that was permitted to be incurred by another provision of this covenant; and

                  (xi) the incurrence by the Company or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xi), not to exceed $10.0 million.

      For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph of this Section 4.9. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.9.

SECTION 4.10 Asset Sales.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of
(a) cash or Cash Equivalents or (b) property or assets referred to in clause (b) or (c) of the following paragraph; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days after such Asset Sale (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

      Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Proceeds, at its option, (a) to repay Senior Indebtedness or Guarantor Senior Indebtedness (and to correspondingly permanently reduce commitments with respect thereto in the case of revolving borrowings), or (b) to the acquisition of a controlling interest in another Person primarily engaged in a Permitted Business, or (c) to the making of a capital expenditure in a Permitted Business or the acquisition of other long-term assets, to be used in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under the Credit Facilities or invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11 Transactions with Affiliates.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to or Investment in, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.


      The foregoing provisions shall not apply to the following: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary; (ii) transactions between or among the Company and/or its Restricted Subsidiaries; (iii) Restricted Payments that are permitted by Section
4.7 hereof; (iv) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary; (v) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction or meets the requirements of clause (i) of the preceding paragraph; (vi) loans to employees which are approved by a majority of the Board of Directors of the Company in good faith; (vii) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such amendment is no less favorable to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby; (viii) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, the Stockholders' Agreement, dated as of August 12, 1996, as in effect on the Issue Date, and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (viii) so long as the terms of any such amendment or new agreement are no less favorable to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date; and (xi) coal supply agreements with Anker Holding B.V. and its Affiliates in the ordinary course of business and otherwise in compliance with the terms of this Indenture which comply with the requirements of clause (i) of the preceding paragraph.

SECTION 4.12 Liens.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless the Notes are secured equally and ratably with (or prior to in the case of Subordinated Indebtedness) the obligation or liability secured by such Lien.

SECTION 4.13 Business Activities.

      The Company shall not, and shall not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

SECTION 4.14 Corporate Existence.

      Subject to Article V and Article X hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect
(i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity.

SECTION 4.15 Offer to Repurchase upon Change of Control.

      Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof), of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

      On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to the unpurchased portion of the Notes surrendered, if any; provided that each such new Senior Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16 Payments for Consent.

      Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.17 Additional Subsidiary Guarantees.

      If the Company or any of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary (other than a Foreign Subsidiary) after the date of this Indenture, then such newly acquired or created Restricted Subsidiary (other than a Foreign Subsidiary) shall execute a

Subsidiary Guarantee and deliver an Opinion of Counsel, in accordance with the terms of this Indenture.

                                    ARTICLE V

                                   SUCCESSORS

SECTION 5.1 Merger, Consolidation, or Sale of Assets.

      The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof. Notwithstanding the foregoing clause (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

SECTION 5.2 Successor Corporation Substituted.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" or the Guarantor, as the case may be, shall refer instead to the successor corporation and not to the Company or applicable Guarantor, as the case may be), and may exercise every right and power of the Company or the applicable Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company and predecessor Subsidiaries that are Guarantors shall not be relieved from the obligation to pay the principal of, Liquidated Damages, if any, and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.1 hereof.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

SECTION 6.1 Events of Default.

      Each of the following constitutes an "Event of Default":

            (a) a default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes;

            (b) a default in payment when due of the principal of or premium, if any, on the Notes;

            (c) the Company or any of its Restricted Subsidiaries fail to comply with any of the provisions of 3.9, 4.10, 4.15 or 5.1 hereof;

            (d) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice by the Trustee or by the Holders of at least 25% of Notes then outstanding to comply with any of its other agreements in this Indenture or the Notes;

            (e) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists or is created hereafter, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

            (f) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days (net of applicable insurance coverage which is acknowledged in writing by the insurer);

            (g) except as permitted by this Indenture, any Subsidiary Guarantee by a Significant Subsidiary or any Subsidiaries that, taken together, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary or any Guarantors that taken together would constitute a Significant Subsidiary, or any Person acting on behalf of any such Guarantor or Guarantors, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

            (h) the Company, any Guarantor, or any of the Company's Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) generally is not paying its debts as they become due; or

            (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company, any Guarantor, or any of the Company's Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                  (ii) appoints a custodian of the Company, any Guarantor, or any of the Company's Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, any Guarantor, or any of the Company's Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                  (iii) orders the liquidation of the Company, any Guarantor, or any of the Company's Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

      and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.2 Acceleration.

      If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.1 hereof with respect to the Company, any Guarantor, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.1 hereof occurs with respect to the Company, any Guarantor constituting a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.3 Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4 Waiver of Past Defaults.

      Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.


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SECTION 6.5 Control by Majority.

      Holders of a majority in principal amount of the then outstanding Notes may direct the time, and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.6 Limitation on Suits.

      A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

            (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

            (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request the offer and, if requested, the provision of indemnity; and

            (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

      A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.7 Rights of Holders of Notes to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8 Collection Suit by Trustee.

      If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and


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

interest remaining unpaid on the Notes and, to the extent lawful, interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9 Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any of the Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 Priorities.

      If the Trustee collects any money pursuant to this Article, it shall pay out the money, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid, in the following order:

      First: to the Trustee, its agents and attorneys for amounts due under
Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

      Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and


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

      Third: to the Company or to such party as may be lawfully entitled thereto.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11 Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE VII

                                     TRUSTEE

SECTION 7.1 Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereof).


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

            (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section.

            (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense including reasonable attorneys' fees that might be incurred by it in compliance with such request or direction.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2 Rights of Trustee.

            (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but it shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Company.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.


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

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or any Guarantor.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys' fees) and liabilities that might be incurred by it in compliance with such request or direction.

            (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

SECTION 7.3 Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantors or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4 Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Subsidiary Guarantees, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.


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SECTION 7.5 Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.6 Reports by Trustee to Holders of the Notes.


      Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA
Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).



      A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.


SECTION 7.7 Compensation and Indemnity.

      The Company and the Guarantors shall pay to the Trustee from time to time such reasonable compensation as shall be agreed upon in writing between the Company and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Company and the Guarantors shall indemnify each of the Trustee or any predecessor Trustee against any and all losses, damages, claims, liabilities or expenses (including taxes (other than taxes based on the income of the Trustee)) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.7) and defending itself against any claim (whether asserted by the Company, any Guarantor, or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company


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

and the Guarantors of their obligations hereunder. The Company and the Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

      The obligations of the Company and the Guarantors under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

      To secure the Company's and the Guarantors' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.


      The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.


SECTION 7.8 Replacement of Trustee.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10 hereof,

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a custodian or public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, any Guarantor or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's and the Guarantors' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9 Successor Trustee by Merger, Etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall, if such successor corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10 Eligibility; Disqualification.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.


      This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).


SECTION 7.11 Preferential Collection of Claims against Company.


      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


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                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1 Option to Effect Legal Defeasance or Covenant Defeasance.

      The Company may, at its option and at any time, elect to have either
Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2 Legal Defeasance and Discharge.


      Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and Subsidiary Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due, (b) the Company's and the Guarantors' obligations with respect to such Notes under Article II and Section 4.2 hereof, concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section
8.3 hereof.


SECTION 8.3 Covenant Defeasance.

      Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from their obligations under the covenants contained in Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.15, 5.1(iii) and 5.1(iv) hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "Outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the


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

consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1 (d) through 6.1(f) hereof shall not constitute Events of Default.

SECTION 8.4 Conditions to Legal or Covenant Defeasance.

      The following shall be the conditions to the application of either Section
8.2 or 8.3 hereof to the outstanding Notes:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and Liquidated Damages, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

            (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax laws, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;


                                       70
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            (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.1(h) or 6.1(i) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

            (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

            (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors the Company or the Guarantors or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or the Guarantors; and

            (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.5 Deposited Money and Government Securities to be Held in Trust; Other
            Miscellaneous Provisions.

      Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, Liquidated Damages and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.


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

      Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6 Repayment to Company.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Liquidated Damages or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company or Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.7 Reinstatement.

      If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture, the Notes and the Subsidiary Guarantees, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be, provided, however, that, if the Company or the Guarantors make any payment of principal of, premium, if any, Liquidated Damages or interest on any Note following the reinstatement of its obligations, the Company and the Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


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

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1 Without Consent of Holders of Notes.

      Notwithstanding Section 9.2 of this Indenture, the Company and the Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees, or the Notes without the consent of any Holder of a Note:

            (a) to cure any ambiguity, defect or inconsistency;

            (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article II hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

            (c) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article V hereof;

            (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

            (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

      Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and each of the Guarantors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company and each of the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2 With Consent of Holders of Notes.

      Except as provided below in this Section 9.2, the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including Sections 3.9, 4.10 and 4.15 hereof), the Subsidiary Guarantees, and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

      Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and each of the Guarantors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company and each of the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

      It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

            (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes, except as provided above with respect to Sections 3.9, 4.10 and 4.15 hereof;

            (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

            (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

            (e) make any Note payable in money other than that stated in the Notes;

            (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

            (g) waive a redemption payment with respect to any Note (other than a payment required by the covenants contained in Sections 3.9, 4.10 or 4.15 hereof);

            (h) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, or amend the provisions of this Indenture relating to the release of Guarantors; or

            (i) make any change in Section 6.4 or 6.7 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.3 Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture, the Subsidiary Guarantees, or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4 Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.5 Notation or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.


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

SECTION 9.6 Trustee to Sign Amendments, Etc.

      The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company and the Guarantors may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                    ARTICLE X

                              SUBSIDIARY GUARANTEES

SECTION 10.1 Guarantees.

      Subject to the provisions of this Article X, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium and Liquidated Damages, if any, and interest on the Notes, if any, and all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes, to the extent lawful; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due (after giving effect to any applicable grace period) of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of this Indenture and the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that the Subsidiary Guarantees will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.


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

      If any Holder or the Trustee is required by any court or otherwise to return to the Company or Guarantors, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by either to the Trustee or such Holder, these Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

      Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of these Subsidiary Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of these Subsidiary Guarantees. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under these Subsidiary Guarantees.

SECTION 10.2 Limitation of Guarantor's Liability.

      Each Guarantor and, by its acceptance hereof, each Holder hereof, hereby confirm that it is their intention that the Subsidiary Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Subsidiary Guarantees. To effectuate the foregoing intention, each such person hereby irrevocably agrees that the obligation of such Guarantor under its Subsidiary Guarantee under this Article X shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any rights to contribution of such Guarantor pursuant to any agreement providing for an equitable contribution among such Guarantor and other Affiliates of the Company of payments made by guarantees by such parties, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each Holder, by accepting the benefits hereof, confirms its intention that, in the event of bankruptcy, reorganization or other similar proceeding of the Company or any Guarantor in which concurrent claims are made upon such Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.

SECTION 10.3 Execution and Delivery of Subsidiary Guarantees.

            (a) To evidence the Subsidiary Guarantees set forth in Section 10.1 hereof, each Guarantor hereby agrees that a notation of the Subsidiary Guarantees substantially in the form of Exhibit D shall be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents and attested to by an Officer.

      Each Guarantor hereby agrees that the Subsidiary Guarantees set forth in
Section 10.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees.

      If an officer or Officer whose signature is on this Indenture or on the Subsidiary Guarantees no longer holds that office at the time the Trustee authenticates the Note on which the Subsidiary Guarantees are endorsed, the Subsidiary Guarantees shall be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Guarantors.

            (b) Any Person that was not a Guarantor on the Issue Date may become a Guarantor by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Guarantor and (ii) an Opinion of Counsel and Officers' Certificate to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion and provided that no opinion need be rendered concerning the enforceability of the Guarantee).

SECTION 10.4 Guarantors May Consolidate, Etc, on Certain Terms.

            (a) Except as set forth in Articles IV and V hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company.

            (b) Except as set forth in Articles IV and V hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company (whether or not affiliated with the Guarantor) authorized to acquire and operate the same; provided, however, that such transaction meets all of the following requirements: (i) each Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee endorsed on the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture and the Registration Rights Agreement to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the


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

surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Guarantor shall have been merged, or by the corporation which shall have acquired such property; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.9 hereof. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guaranties to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guaranties so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guaranties theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guaranties had been issued at the date of the execution hereof.

SECTION 10.5 Releases Following Sale of Assets.

      Concurrently with any sale or disposition of assets (including, if applicable, all of the Capital Stock of any Guarantor) by way of merger, consolidation or otherwise, any Liens in favor of the Trustee in the assets sold thereby shall be released; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. If the assets sold in such sale or other disposition include all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition by way of merger, consolidation or otherwise of all or substantially all of the assets of a Guarantor) shall be released and relieved of its obligations under its Subsidiary Guarantee and this Indenture or Section 10.4 hereof, as the case may be; provided that the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including, without limitation, Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantees and this Indenture. Any Guarantor not released from its obligations under its Subsidiary Guarantee and this Indenture shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.


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

SECTION 10.6 "Trustee" to Include Paying Agent.

      In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article X shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article X in place of the Trustee.

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1 Trust Indenture Act Controls.


      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.


SECTION 11.2 Notices.

      Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other party's address:

      If to the Company or any Guarantor:

            Anker Coal Group, Inc.
            2708 Cranberry Square
            Morgantown, West Virginia 26505
            Telecopier No.:  (304) 594-1685
            Attention:  P. Bruce Sparks

With a copy to:

            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, New York  10017
            Telecopier No.:  (212) 455-2502
            Attention:  John Tehan, Esq.

      If to the Trustee:

            Marine Midland Bank
            140 Broadway


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

            12th Floor
            New York, New York  10005
            Telecopier No.: (212) 658-6425
            Attention: Corporate Trust Administration -- Anker Coal

      The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to the Trustee or to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to the Trustee shall be deemed to have been duly given to the Trustee when received at the Corporate Trust Office of the Trustee.


      Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.


      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.3 Communication by Holders of Notes with Other Holders of Notes.


      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).


SECTION 11.4 Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantors shall furnish to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.5 Statements Required in Certificate or Opinion.


      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:


            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.6 Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.7 No Personal Liability of Directors, Officers, Employees and Stockholders.

      No director, officer, employee, incorporator or stockholder of the Company or the Guarantors, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture or the Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.


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SECTION 11.8 Governing Law.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

SECTION 11.9 No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture or the Subsidiary Guarantees.

SECTION 11.10 Successors.

      All agreements of the Company and the Guarantors in this Indenture, the Notes and the Subsidiary Guarantees shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11 Severability.

      In case any provision in this Indenture, the Notes or the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12 Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13 Table of Contents, Headings, Etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]


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

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                       ANKER COAL GROUP, INC.



                                       By: /s/ BRUCE SPARKS
                                           -------------------------------------
                                           Name:  Bruce Sparks
                                           Title: Executive Vice President



                                       ANKER GROUP, INC.



                                       By: /s/ BRUCE SPARKS
                                           -------------------------------------
                                           Name:  Bruce Sparks
                                           Title: Executive Vice President



                                       EACH OTHER ENTITY LISTED ON
                                            SCHEDULE A HERETO, as Guarantors



                                       By: /s/ MICHAEL M. MATESIC
                                           -------------------------------------
                                           Name:  Michael M. Matesic
                                           Title: Treasurer



                                       MARINE MIDLAND BANK, as Trustee



                                       By: /s/ FRANK GODINO
                                           -------------------------------------
                                           Name:  Frank Godino
                                           Title: Assistant Vice President

                                                                      SCHEDULE A

                                   GUARANTORS

Company                                         State of Incorporation

Anker Group, Inc.                               Delaware

Anker Energy Corporation                        Delaware

Bronco Mining Company, Inc.                     West Virginia

Anker Power Services, Inc.                      West Virginia

Anker West Virginia Mining Company              West Virginia

Juliana Mining Company, Inc.                    West Virginia

King Knob Coal Co., Inc.                        West Virginia

Vantrans, Inc.                                  Delaware

Melrose Coal Company, Inc.                      West Virginia

Marine Coal Sales Company                       Delaware

Hawthorne Coal Company, Inc.                    West Virginia

Upshur Property, Inc.                           Delaware

Heather Glen Resources, Inc.                    West Virginia

New Allegheny Land Holding Company, Inc.        West Virginia

Patriot Mining Company, Inc.                    West Virginia

Vindex Energy Corporation                       West Virginia

Anker Virginia Mining Company, Inc.             Virginia

                             ANKER COAL GROUP, INC.

                      9 3/4% Series A Senior Notes due 2007

                                                              CUSIP ____________

No. ________                                                 $__________________

      Anker Coal Group, Inc., a Delaware corporation (the "Company"), promises to pay to Cede & Co. or registered assigns, the principal sum of ___________________________________ Dollars on October 1, 2007.

Interest Payment Dates: April 1 and October 1

Record Dates:  March 15 and September 15

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A NOTE IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK ("DTC")), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER


                                      A1-1

THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
(C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR ANY INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTIONS" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.


                                      A1-2

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


(SEAL)                                 ANKER COAL GROUP, INC.


                                       By:______________________________________
                                          Name:
                                          Title:


Attest:


By:____________________________
   Name:
   Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      Marine Midland Bank, as Trustee, certifies that this is one of the 9 3/4% Series A Senior Notes due 2007 referred to in the within-mentioned Indenture.


Marine Midland Bank,
as Trustee

By: ___________________________        Dated:____________________________
       Authorized Signatory


                                      A1-3

      1. Interest. The Company promises to pay interest on the principal amount of this Note at 9 3/4% per annum from the date hereof until the principal hereof is duly provided for and shall pay the Liquidated Damages payable pursuant to
Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on April 1 and October 1 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be April 1, 1998. The Company shall pay interest, to the extent lawful, (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by the Notes it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. If, pursuant to Section 3.4 of the Indenture, a notice of redemption is mailed and the redemption date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such redemption date to the next succeeding Business Day. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on March 15 or September 15, next preceding the Interest Payment Date. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The payment of principal on the Notes shall be payable only upon presentation and surrender of the Notes at the office of the Paying Agent.

      3. Paying Agent and Registrar. Initially, Marine Midland Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of the Guarantors may act in any such capacity.

      4. Indenture. The Company issued the Notes under an Indenture dated as of September 25, 1997 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes


                                      A1-4
include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $125,000,000 in aggregate principal amount.

      5. Optional Redemption.

      The Notes will not be redeemable at the Company's option prior to October 1, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

      Year                                                           Percentage

      2002..............................................              104.875%
      2003..............................................              103.250%
      2004..............................................              101.625%
      2005 and thereafter...............................              100.000%

      Notwithstanding the foregoing, at any time on or prior to October 1, 2000, the Company may (but shall not have the obligation to) redeem, on one or more occasions, up to an aggregate of 35% of the aggregate principal amount of Notes originally issued at a redemption price equal to 109.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes originally issued remain outstanding immediately after the occurrence of such redemption; and provided further, that such redemption shall occur within 45 days of the date of the closing of such Equity Offering.

      Any such redemption will comply with Article III of the Indenture.

      6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

      7. Repurchase at the Option of Holders.

            (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof), of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to


                                      A1-5
each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

            (b) When the aggregate amount of Excess Proceeds from Asset Sales exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

      8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

      9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

      10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees, or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees, or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of
Article II of the Indenture in a manner that does not materially adversely affect any Holder, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder,


                                      A1-6
or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

      11. Events of Default and Remedies.

      Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 3.9, 4.10, 4.15 or 5.1 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice by the Trustee or by the Holders of at least 25% of Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default or (b) results in the acceleration of such Indebtedness, prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days (net of applicable insurance coverage which is acknowledged in writing by the insurer); (vii) except as permitted by the Indenture, any Subsidiary Guarantee by a Significant Subsidiary or any Subsidiaries that, taken together, would constitute or Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary or any Guarantors that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

      If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Guarantor constituting a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event


                                      A1-7
of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

      The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

      The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      13. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company or the Guarantors, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

      14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      16. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of September 25, 1997, among the Company, the Guarantors and the parties named on the signature pages thereof (the "Registration Rights Agreement").

      17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


                                      A1-8

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

            Anker Coal Group, Inc.
            2708 Cranberry Square
            Morgantown, West Virginia 26505
            Attention: Secretary


                                      A1-9

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:____________________
                                     Your Signature:____________________________
                                           (Sign exactly as your name appears on
                                           the face of this Note)


                                     Signature Guarantee:_______________________


                                      A1-10

                       Option of Holder to Elect Purchase

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

            |_|      Section 4.10       |_|      Section 4.15

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:____________________            Your Signature:____________________________
                                           (Sign exactly as your name appears on
                                           the face of this Note)

                                     Tax Identification No.:____________________


                                     Signature Guarantee:_______________________


                                      A1-11

                    SCHEDULE OF EXCHANGES OF INTERESTS IN THE
                                   GLOBAL NOTE

      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                            Principal Amount of
                                                              this Global Note        Signature of
                  Amount of decrease    Amount of increase     following such     authorized signatory
                  in Principal Amount   in Principal Amount     decrease (or      of Trustee or Note
Date of Exchange  of this Global Note   of this Global Note       increase)            Custodian
----------------  -------------------   -------------------       ---------            ---------


                                      A1-12

                             ANKER COAL GROUP, INC.

                      9 3/4% Series A Senior Notes due 2007

                                                             CINS ______________

No. ______                                                   $__________________

      Anker Coal Group, Inc., a Delaware corporation (the "Company"), promises to pay to Cede & Co. or registered assigns, the principal sum of __________________________________ Dollars on October 1, 2007.

Interest Payment Dates: April 1 and October 1

Record Dates:  March 15 and September 15

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A NOTE IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK ("DTC")), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND,


                                      A2-1

ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) (A "QIB") OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR ANY INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTIONS" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.


                                      A2-2

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


(SEAL)                                 ANKER COAL GROUP, INC.


                                       By:______________________________________
                                          Name:
                                          Title:


Attest:


By:____________________________
   Name:
   Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      Marine Midland Bank, as Trustee, certifies that this is one of the 9 3/4% Series A Senior Notes due 2007 referred to in the within-mentioned Indenture.


Marine Midland Bank,
as Trustee

By: ___________________________        Dated:____________________________
       Authorized Signatory


                                      A2-3

      1. Interest. The Company promises to pay interest on the principal amount of this Note at 9 3/4% per annum from the date hereof until the principal hereof is duly provided for and shall pay the Liquidated Damages payable pursuant to
Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on April 1 and October 1 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of issuance; provided that if there is no existing Default in the payment of Interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be April 1, 1998. The Company shall pay interest, to the extent lawful, (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. If, pursuant to Section 3.4 of the Indenture, a notice of redemption is mailed and the redemption date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such redemption date to the next succeeding Business Day. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on March 15 or September 15, next preceding the Interest Payment Date. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The payment of principal on the Notes shall be payable only upon presentation and surrender of the Notes at the office of the Paying Agent.

      3. Paying Agent and Registrar. Initially, Marine Midland Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of the Guarantors may act in any such capacity.

      4. Indenture. The Company issued the Notes under an Indenture dated as of September 25, 1997 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust


                                      A2-4

Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $125,000,000 in aggregate principal amount.

      5. Optional Redemption.

      The Notes will not be redeemable at the Company's option prior to October 1, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

      Year                                                           Percentage

      2002.................................................           104.875%
      2003.................................................           103.250%
      2004.................................................           101.625%
      2005 and thereafter..................................           100.000%

      Notwithstanding the foregoing, at any time on or prior to October 1, 2000, the Company may (but shall not have the obligation to) redeem, on one or more occasions, up to an aggregate of 35% of the aggregate principal amount of Notes originally issued at a redemption price equal to 109.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes originally issued remain outstanding immediately after the occurrence of such redemption; and provided further, that such redemption shall occur within 45 days of the date of the closing of such Equity Offering.

      Any such redemption will comply with Article III of the Indenture.

      6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

      7. Repurchase at the Option of Holders.

            (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof), of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and


                                      A2-5
offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

            (b) When the aggregate amount of Excess Proceeds from Asset Sales exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

      8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

      9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

      10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees, or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees, or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of
Article II of the Indenture in a manner that does not materially adversely affect any Holder, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.


                                      A2-6

      11. Events of Defaults and Remedies.

      Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 3.9, 4.10, 4.15 or 5.1 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice by the Trustee or by the Holders of at least 25% of Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default or (b) results in the acceleration of such Indebtedness, prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days (net of applicable insurance coverage which is acknowledged in writing by the insurer); (vii) except as permitted by the Indenture, any Subsidiary Guarantee by a Significant Subsidiary or any Subsidiaries that, taken together, would constitute or Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary or any Guarantors that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

      If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Guarantor constituting a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.


                                      A2-7

      The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

      The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      13. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company or the Guarantors, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

      14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      16. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of September 25, 1997, among the Company, the Guarantors and the parties named on the signature pages thereof (the "Registration Rights Agreement").

      17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:


                                      A2-8

            Anker Coal Group, Inc.
            2708 Cranberry Square
            Morgantown, West Virginia  26505
            Attention: Secretary


                                      A2-9

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:____________________
                                     Your Signature:____________________________
                                           (Sign exactly as your name appears on
                                           the face of this Note)


                                     Signature Guarantee:_______________________


                                      A2-10

                       Option of Holder to Elect Purchase

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

            |_|      Section 4.10       |_|      Section 4.15

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:____________________            Your Signature:____________________________
                                           (Sign exactly as your name appears on
                                           the face of this Note)

                                     Tax Identification No.:____________________


                                     Signature Guarantee:_______________________


                                      A2-11

                    SCHEDULE OF EXCHANGES OF INTERESTS IN THE
                                   GLOBAL NOTE


      The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note or of other Restricted Global Notes, for an interest in this Regulation S Temporary Note, have been made:


                                                            Principal Amount of
                                                              this Global Note        Signature of
                  Amount of decrease    Amount of increase     following such     authorized signatory
                  in Principal Amount   in Principal Amount     decrease (or      of Trustee or Note
Date of Exchange  of this Global Note   of this Global Note       increase)            Custodian
----------------  -------------------   -------------------       ---------            ---------


                                      A2-12

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Anker Coal Group, Inc.
2708 Cranberry Square
Morgantown, West Virginia  26505

Marine Midland Bank
140 Broadway
12th Floor
New York, New York  10005
Attention: Corporate Trust Department -- Anker Coal

      Re: 9 3/4% Series A Senior Notes due 2007 of Anker Coal Group, Inc.

      Reference is hereby made to the Indenture, dated as of September 25, 1997 (the "Indenture"), between Anker Coal Group, Inc., as issuer (the "Company"), and Marine Midland Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      __________________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s) specified in Annex A hereto, in the principal amount of $_______ in such Note[s] or interests (the "Transfer"), to ____________ (the "Transferee") as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

      1. |_| Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

      2. |_| Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

      3. |_| Check and complete of Transferee will take delivery of a beneficial interest in the RSTD Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

            (b) |_| such Transfer is being effected to the Company or a subsidiary thereof; or

            (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

      4. |_| Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

            (a) |_| Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (b) |_| Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (c) |_| Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee and the Company.


                                       _________________________________________
                                       [Insert Name of Transferor]


                                       By:______________________________________
                                          Name:
                                          Title:

Dated: ______________, _____

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

      (a)   |_| a beneficial interest in the:

            (i)   |_| 144A Global Note (CUSIP _______), or

            (ii)  |_| Regulation S Global Note (CUSIP _____), or

            (iii) |_| RSTD Global Note (CUSIP ______); or

      (b)   |_| a Restricted Definitive Note.

2.    After the Transfer the Transferee will hold:

                                   [CHECK ONE]

      (a)   |_| a beneficial interest in the:

            (i)   |_| 144A Global Note (CUSIP _____), or

            (ii)  |_| Regulation S Global Note (CUSIP _____), or

            (iii) |_| RSTD Global Note (CUSIP _____), or

            (iv)  (CUSIP _____), or Unrestricted Global Note (CUSIP _____); or

      (b)   |_| Restricted Definitive Note; or

      (c)   |_| an Unrestricted Definitive Note,

      in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF TRANSFER

Anker Coal Group, Inc.
2708 Cranberry Square
Morgantown, West Virginia  26505

Marine Midland Bank
140 Broadway
12th Floor
New York, New York  10005
Attention: Corporate Trust Department -- Anker Coal

      Re:   9 3/4% Series A Senior Notes due 2007 of Anker Coal Group, Inc.

      Reference is hereby made to the Indenture, dated as of September 25, 1997 (the "Indenture"), between Anker Coal Group, Inc., as issuer (the "Company"), and Marine Midland Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ____________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $_____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

      1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

            (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (b) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the

Definitive Note is being acquired for the Owner's own account without transfer,
(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (c) |_| Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (d) |_| Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

            (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

            (b) |_| Check if Exchange is from Restricted Definitive Note to beneficial interest on a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] |_| 144A Global Note, |_| Regulation S Global Note, |_| RSTD Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee and the Company.


                                       _________________________________________
                                       [Insert Name of Owner]


                                       By:______________________________________
                                          Name:
                                          Title:

Dated: _____________, ____

                                                                       EXHIBIT D

                          FORM OF SUBSIDIARY GUARANTEE

      Each of the corporations listed on Schedule I hereto (hereinafter referred to as the "Guarantors", which term includes any successor or additional Guarantor under the Indenture (the "Indenture") referred to in the Note upon which this notation is endorsed), has unconditionally guaranteed (a) the due and punctual payment of the principal of, premium, Liquidated Damages, if any, and interest on the Notes, whether at maturity or on an Interest Payment Date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of, premium and Liquidated Damages, if any, and interest on the Notes, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

      No stockholder, officer, director or incorporator, as such, past, present or future, of the Guarantors shall have any personal liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

      This Subsidiary Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

      This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                       ANKER GROUP, INC.


                                       By:______________________________________
                                          Name:
                                          Title:


                                       EACH OTHER ENTITY LISTED ON
                                          SCHEDULE I HERETO


                                       By:______________________________________
                                          Name:
                                          Title:


                                       D-1